Exhibit 99.1
MNTN Reports Strong Second Quarter 2025 Results
•Second quarter Performance TV revenue grew 35% year-over-year to $67.8 million
•Gross margin improved to 77% from 70% in Q2 2024, a 700 basis point improvement
•Adjusted EBITDA grew 92% year-over-year to $14.5 million, up from $7.6 million in Q2 2024
•Adjusted EBITDA was 21% of revenue, up from 14% in the prior year period
•Completed the company's first quarter as a publicly traded company on the New York Stock Exchange
NEW YORK, New York – August 5, 2025 – MNTN (NYSE: MNTN), a technology platform that brings performance marketing to Connected TV, today announced its operational and financial results for the second quarter, ended June 30, 2025.
MNTN is redefining how brands use television - making TV advertising as measurable, precise, and performance-driven as search and social. MNTN’s software is helping a new generation of marketers turn Connected TV into a core part of their growth strategy.
Second Quarter 2025 Financial Highlights:
(Unless otherwise noted, all comparisons are relative to the second quarter of 2024).
•Second quarter Performance TV revenue grew 35% to $67.8 million, reflecting the continued positive response to the Company's AI-powered MNTN Matched product and our ability to efficiently attract new customers to the platform and increase usage for existing customers.
•Second quarter total revenue grew by 25% to $68.5 million, compared to $54.8 million, driven by the continued adoption of Performance TV, particularly among small and mid-sized companies.
•Second quarter gross margin improved to 77% from 70% in Q2 2024, up 700 basis points year-over-year.
•Second quarter net loss was $26.2 million, including a one-time charge of $23.0 million, related to the Company's IPO, compared to a net loss of $9.3 million in the prior year period.
•Adjusted EBITDA increased to $14.5 million, compared to Adjusted EBITDA of $7.6 million in Q2 2024.
•The Company ended the quarter with $175 million in cash and cash equivalents, and no debt outstanding.
“We had a strong second quarter - our first as a public company - and momentum continues to build,” said Mark Douglas, CEO of MNTN. “Our results reflect more than just a solid quarter; they signal a shift in how marketers approach television. Our Performance TV software delivers what modern brands need: real outcomes, efficiency, and scale. In fact, 97% of MNTN customers that launched in 2025 had never advertised on TV before using our platform - proof that we’re opening the door to a whole new class of advertisers and helping them turn Connected TV into a core channel for growth.
“MNTN is transforming TV into a true performance channel: automated, AI-powered, measurable, and built for outcomes. We’re not chasing the top 1% of advertisers, we’re building the engine for the millions of brands left behind by traditional TV. And as performance marketing becomes central to growth strategies, we’re well-positioned to capture a greater share of the $285 billion U.S. performance market. We believe marketers are choosing MNTN because it delivers - and it’s just the beginning of what Performance TV can do.”
Business Highlights:
•85% growth in the number of active Performance TV customers in Q2 2025 from Q2 2024, as we continue to expand our overall small and mid-sized customer footprint.
•Announced integration with ZoomInfo to revolutionize B2B advertising on television.
•Completed IPO and began trading as a public company on the New York Stock Exchange on May 22, 2025, under the ticker symbol “MNTN.”

“We are focused on delivering strong revenue growth while also expanding gross margins. In this regard, we implemented initiatives that have expanded gross margins in Q2 and will be taking further steps in the second half of the year to drive further gross margin improvement. Strong revenue growth, continued improvement in our gross margin and Adjusted EBITDA growth create a very compelling financial profile,” said Patrick Pohlen, MNTN’s Chief Financial Officer.
Third Quarter 2025 Outlook:
•Revenues are expected to be between $69.5 and $70.5 million, representing expected year-over-year growth of 22.5% at the midpoint
•Adjusted EBITDA is expected to be between $13.5 and $14.5 million
Conference Call and Webcast Details:
MNTN will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Tuesday, August 5, 2025
Time: 1:30 PM (PT) / 4:30 PM (ET)
Hosts: Mark Douglas, CEO, Patrick Pohlen, CFO, and Chris Innes, COO
Registration:
To register for the call free of charge and to receive your personal dial-in information, please visit https://registrations.events/direct/Q4I882092378. The live webcast of the conference call and any related materials can be accessed from both the Quarterly Results and the Events & Presentations pages of the MNTN investor relations website at https://ir.mountain.com. A replay of the webcast will also be accessible through the MNTN investor relations website shortly following the call and will be available for at least seven days.
About MNTN, Inc.
MNTN (NYSE: MNTN) is the Hardest Working Software in Television™, bringing unrivaled performance and simplicity to Connected TV advertising. Our self-serve technology makes running TV ads as easy as search and social and helps brands drive measurable conversions, revenue, site visits, and more. MNTN was named one of Fast Company’s Most Innovative Companies and Next Big Things in Tech and was recently featured on the cover of INC’s Best in Business Issue. For more information, please visit https://mountain.com/.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding our future results of operations and financial position, including our revenues and Adjusted EBITDA outlook and expectations regarding gross margin improvement, assumptions, prospects, business strategy, and plans and objectives of management for future operations, the performance of our products and benefits to customers, market opportunity and demand, and industry and market trends. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: reduced growth and expansion of CTV and performance marketing using CTV, including if the adoption of CTV by customers develops more slowly than we expect, as well as the reduced growth and expansion of our PTV platform; our dependence on a limited number of large customers and the inability to attract new customers, expand existing customer usage of our platform or achieve our customers’ return on ad spend and other specific campaign goals; reduced demand for advertising, including factors that affect the level of demand and resulting amount of spend on general and digital advertising, such as economic downturns, geopolitical conflicts, supply chain shortages, interest rate volatility, labor shortages, actual or perceived instability in the banking industry and inflation and any health epidemics or other contagious outbreaks; our results of operations may fluctuate significantly and may not meet our expectations or those of securities analysts and investors; seasonal fluctuations in the demand for digital advertising and our solutions; our short operating history in PTV; inability to manage our growth effectively, and maintain the quality of our platform as we expand; failure of our sales and marketing efforts to yield the results we seek; our product development and innovation may be inefficient or ineffective; our customers' material reduction of the use of our platform; errors, defects, or unintended performance problems with our platform; changes or developments in the laws, regulations and industry requirements related to data privacy, data protection, information security and consumer protection, and failure to comply with such laws, regulations and industry requirements; inability to collect, use, and disclose data, including the use of pixels or other similar technologies; the use of digital advertising is rejected by consumers, through opt-in, opt-out, or ad-blocking technologies or other means that limit the effectiveness of our platform; inability to increase the scale and efficiency of our technology infrastructure to support our growth and transaction volumes; incurrence of cyberattacks or privacy or data breaches resulting in platform outages or disruptions; failure to detect or prevent fraud on our platform, or malware intrusion into the systems or devices of our customers and their audiences; the intensely competitive market that we operate in; inability to maintain our corporate culture as we grow or as we adapt to an entirely remote work environment, including if we fail to attract, retain, and motivate key personnel; inability to identify and integrate future acquisitions and new technologies; our reliance on technological intermediaries to purchase ad inventory on behalf of customers; the impact of any health epidemics contagious outbreaks, the ongoing conflicts in Ukraine, the Middle East and tensions between China and Taiwan, and changes in the macroeconomic conditions on global markets, including inflation and interest rate volatility, the advertising industry and our results of operations, and the response by governments and other third parties; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; risks related to taxation matters; risks related to the ownership of our Class A common stock; and other important factors discussed in the section entitled “Risk Factors” in our final prospectus on Form 424(b) filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at https://ir.mountain.com.
Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA in this press release. EBITDA is defined as net loss adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax expense (benefit). Adjusted EBITDA is defined as net loss adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax expense (benefit), as further adjusted to exclude stock-based compensation expense, fair value adjustments on outstanding warrants, contingent liabilities, embedded derivatives, and convertible debt, acquisition costs including legal costs associated with prior acquisitions, legal settlements and loss on debt extinguishment, which are items that we believe are not indicative of our core operating performance.

Adjusted EBITDA is a supplemental measure of our performance, is not defined by or presented in accordance with GAAP and should not be considered in isolation or as an alternative to net loss, net loss margin or any other performance measure prepared in accordance with GAAP. Adjusted EBITDA is presented because we believe it provides useful supplemental information to investors, analysts, and rating agencies regarding our operating performance and our capacity to incur and service debt and is frequently used by these parties in evaluating companies in our industry. By presenting Adjusted EBITDA we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Additionally, management uses Adjusted EBITDA as a supplemental measure of our performance because it assists us in comparing the operating performance of our business on a consistent basis between periods, as described above.

Although we use Adjusted EBITDA as described above, Adjusted EBITDA has significant limitations as analytical tools. Some of these limitations include:
•such measure does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;
•such measure does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measure does not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measure differently than we do, thereby further limiting its usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments for items that we believe are not indicative of our core operating performance. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period-to-period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results between periods and with the operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations. Nevertheless, because of the limitations described above, management does not view Adjusted EBITDA in isolation and also uses other measures, such as revenue, operating loss and net loss, to measure operating performance.

Set forth below are reconciliations of the Company’s most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures.

A reconciliation of the Company’s non-GAAP financial measure guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation and certain other items reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which could be material.

Website Disclosure
Investors and others should note that MNTN announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its investor relations site at ir.mountain.com. MNTN may also use its website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about MNTN when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on ir.mountain.com.

Investor Relations Contact
ir@mountain.com
Media Contact
press@mountain.com

MNTN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of June 30, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$175,158	$82,562
Accounts receivable, net	61,738	66,900
Prepaid expenses and other current assets	18,929	8,931
Total current assets	255,825	158,393
Internal use software, net	15,239	12,446
Property and equipment, net	—	100
Intangible assets, net	14,037	15,352
Goodwill	51,903	51,903
Other assets, non-current	—	550
Total assets	$337,004	$238,744
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$69,709	$63,564
Accrued payroll and related liabilities	3,020	3,238
Short-term note payable	—	579
Convertible debt	—	49,670
Embedded derivative liability	—	24,931
Other current liabilities	5,352	13,264
Total current liabilities	78,081	155,246
Warrant liabilities	11,687	18,858
Other liabilities, non-current	8,317	3,351
Total liabilities	98,085	177,455
Redeemable convertible preferred stock	—	168,888
Stockholders' equity (deficit):
Common stock	—	1
Class A and Class B common stock	7	—
Additional paid-in capital	551,135	147,255
Treasury stock	(10,025)	—
Notes receivable from employees	(177)	(173)
Accumulated deficit	(302,021)	(254,682)
Total stockholders' equity (deficit)	238,919	(107,599)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$337,004	$238,744

MNTN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2025 and 2024
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$68,460	$54,821	$132,972	$98,632
Cost of revenues	15,899	16,678	35,734	31,690
Gross profit	52,561	38,143	97,238	66,942
Operating expenses:
Technology and development	10,732	7,797	20,340	15,603
Sales and marketing	24,318	19,095	45,982	36,381
General and administrative	13,137	12,871	33,608	25,533
Amortization of acquired intangibles	658	657	1,316	1,315
Total operating expenses	48,845	40,420	101,246	78,832
Operating income (loss)	3,716	(2,277)	(4,008)	(11,890)
Other (expense) income:
Interest income (expense), net	708	(1,769)	(447)	(4,712)
Other expense, net	(28,666)	(5,106)	(45,207)	(8,238)
Total other (expense) income	(27,958)	(6,875)	(45,654)	(12,950)
Loss before income tax provision	(24,242)	(9,152)	(49,662)	(24,840)
Income tax expense (benefit)	1,986	122	(2,323)	133
Net loss	$(26,228)	$(9,274)	$(47,339)	$(24,973)
Net loss attributable to common stockholders	$(26,228)	$(9,274)	$(47,339)	$(24,973)
Earnings per share:
Basic and Diluted	$(0.65)	$(0.69)	$(1.71)	$(1.86)
Weighted average shares outstanding:
Basic and Diluted	40,120,402	13,479,500	27,663,863	13,450,577

MNTN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2025 and 2024
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(47,339)	$(24,973)
Adjustments to reconcile net loss to net cash provided in operating activities:
Stock-based compensation	21,684	15,631
Change in value of embedded derivative	16,574	7,394
Change in value of warrant liabilities	(7,171)	1,158
Change in value of contingent liabilities	4,966	(329)
Change in value of convertible debt, excluding interest	4,395	—
Depreciation and amortization	4,802	3,775
Loss on extinguishment of convertible debt	26,436	—
Accretion of warrant discount on convertible debt	949	4,145
Interest accrued on convertible debt and short-term note payable	1,092	1,417
Provision for bad debts	671	898
Release of indemnification related to QuickFrame Holdback	(579)	—
Interest income from notes receivable	(144)	—
Change in operating assets and liabilities
Accounts receivable	3,320	(7,368)
Prepaid expenses and other assets	(5,955)	(1,451)
Accounts payable and accrued expenses	2,555	2,135
Accrued payroll and related liabilities	(218)	(991)
Other current liabilities	(8,451)	1,536
Net cash provided by operating activities	17,587	2,977
Cash flows from investing activities:
Issuance of short term notes receivable	(9,611)	—
Capitalized internal use software costs	(6,185)	(4,799)
Net cash used in investing activities	(15,796)	(4,799)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	125,328	—
Payments of initial public offering costs	(2,137)	—
Payments on revolving credit facility	—	(7,500)
Proceeds from revolving credit facility	—	2,500
Payments on settlement of convertible debt	(24,000)	—
Proceeds from exercises of stock options	1,639	196
Payments to repurchase and retire common stock	(10,025)	—
Net cash provided by (used in) financing activities	90,805	(4,804)
Net increase (decrease) in cash	92,596	(6,626)
Cash, beginning of period	82,562	54,968
Cash, end of period	$175,158	$48,342

MNTN, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(26,228)	$(9,274)	$(47,339)	$(24,973)
Interest (income) expense, net	(708)	1,769	447	4,712
Income tax expense (benefit)	1,986	122	(2,323)	133
Depreciation and amortization expense	2,658	1,916	4,802	3,775
EBITDA	(22,292)	(5,467)	(44,413)	(16,353)
Stock-based compensation expense	7,624	7,828	21,684	15,631
Fair value adjustments	2,229	5,097	18,764	8,223
Acquisition costs	514	108	1,341	150
Legal settlements	—	—	60	—
Loss on debt extinguishment	26,436	—	26,436	—
Adjusted EBITDA	$14,511	$7,566	$23,872	$7,651